EXHIBIT 10.1 - PEOPLES FIRST CORPORATION AMENDED AND RESTATED
               1986 STOCK OPTION PLAN
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                          PEOPLES FIRST CORPORATION
                           1986 STOCK OPTION PLAN

               As Amended and Restated as of February 16, 1994
                 Approved by Shareholders on April 26, 1994

I.   PURPOSE

     The purposes of this Peoples First Corporation 1986 Stock Option Plan (the "Plan") are to promote the long term success of Peoples First Corporation (the "Corporation") and to attract, retain, and motivate key employees while creating a long-term mutuality of interest between such key employees and the Corporation's shareholders. Pursuant to this Plan, the Corporation may grant key employees options to purchase shares ("Options") of the Corporation's common stock ("Common Stock"), Stock Appreciation Rights ("SARs"), and grants of Common Stock ("Stock Grants").

II.  ADMINISTRATION

     The Executive Committee (the "Committee") of the Board of Directors of the Corporation (the "Board") shall administer the Plan. All powers and functions of the Committee may, however, at any time and from time to time be exercised by the Board; provided, that decisions under the Plan relating to employees who are members of the Board shall be made solely by the Committee. Members of the Committee shall be chosen from members of the Board who are "disinterested persons," as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall have full power to construe or interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable to administer the Plan.

III. ELIGIBILITY FOR AWARD

     The Committee shall designate key employees of the Corporation or any direct or indirect subsidiary of the Corporation to receive awards under the Plan.

IV.  ALLOTMENT OF SHARES

     Shares of Common Stock to be issued under the Plan shall be made available from authorized but unissued shares. The aggregate number of shares of Common Stock that may be issued under the Plan shall be increased automatically upon increases in the number of shares outstanding to equal 10% of the number of shares of Common Stock outstanding from time to time, provided that the number


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of shares covered by "Incentive Stock Options," as contemplated by and defined in Section 422A of the Internal Revenue Code of 1986 (the "Code"), granted under the Plan shall not exceed 300,000 shares, subject to adjustment pursuant to
Section IX of the Plan. If any Option or SAR for any reason expires or terminates before its exercise in full, or any Stock Grant is forfeited for any reason, the shares covered by such awards shall again be available for the grant of awards within the limits provided by the preceding sentence. Awards may be granted to such eligible employees, and in such amounts as the Committee, in its sole discretion, may from time to time determine; provided, however, in the case of "Incentive Stock Options", (i) such eligible employee, at the time the Option is granted, does not own Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation; (ii) for Options granted after December 31, 1986, the aggregate Fair Market Value (as defined in Section VIII hereof), determined at the time the Option is granted, of the shares with respect to which Incentive Stock Options are exercisable for the first time by any eligible employee during any calendar year (under this Plan and any other stock option plan of the Corporation and its subsidiaries) shall not exceed $100,000; and (iii) for Options granted before January 1, 1987, the aggregate Fair Market Value of the Common Stock for which any eligible employee may be granted Incentive Stock Options in any calendar year shall not exceed $100,000 plus any Unused Limit Carryover to such year. "Unused Limit Carryover" as to any calendar year shall have the meaning assigned to such term by Section 422A(c)(4) of the Internal Revenue Code of 1954, as amended (the "1954 Code").

V.   GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

     All Options granted under the Plan shall be in such form as the Committee may from time to time approve. It is intended that some of the Options granted under this Plan will be Incentive Stock Options and that other Options granted under the Plan will be "Nonqualified Stock Options" governed by Section 83 of the Code. All Options granted under the Plan shall be subject to the following terms and conditions:

          (a) Option Price. The option price per share with respect to each Option shall be determined by the Committee. The option price shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted. Notwithstanding the immediately preceding sentence, the Committee shall have the discretion to authorize the grant of an Option that is not an Incentive Stock Option (a "Nonqualified Stock Option") with, or the modification of an outstanding Option to provide for, an option price not less than 75% of the Fair Market Value of the Common Stock on the date the Option is granted or modified in consideration of the Optionee's agreement to defer salary or bonus pay in an amount equal to the difference between the aggregate option price of the Option and the aggregate Fair Market Value of the shares of Common Stock subject to the Option.

          (b) Term of Option. The term of each Option shall be fixed by the Committee, but shall in no case exceed ten years.




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          (c)  Payment.  The option price shall be payable (i) in cash; (ii) by tender to the Corporation of shares of Common Stock (including "restricted stock", as defined in Rule 144 under the Securities Act of 1933, which shall be valued as if it were not subject to restrictions on transfer or possibilities of forfeiture) owned by the Optionee; or (iii) by any combination thereof. If permitted by the Committee, at its sole discretion, an Optionee may satisfy the option price for an Option by electing to have the Corporation retain that number of shares subject to such Option having an aggregate Fair Market Value equal to the aggregate option price of the Option, subject to any limitations imposed by Section 16 of the Exchange Act and any rule thereunder. If shares of "restricted stock" are tendered as consideration for the exercise of an Option, a number of shares issued upon the exercise of such Option, equal to the number of shares of "restricted stock" tendered as consideration thereof, shall be subject to the same restrictions as the "restricted stock" so tendered and any additional restrictions that may be imposed by the Committee. No shares shall be issued until full payment has been made, at which time the Optionee shall acquire the rights of a shareholder.

          (d) Exercise of Options. Except as otherwise provided in this Plan or established by the Committee, each Optionee shall earn the right to purchase 25% of the total shares of Common Stock available to that Optionee under the applicable Option Agreement ("Option Stock") during each of the first four successive 12-month periods following the Option Grant. The Optionee's right to purchase shares of Option Stock shall cumulate and carry over to subsequent 12-month periods with respect to unpurchased shares of Option Stock. After the fourth year following an Option Grant, the Optionee may purchase any or all Option Stock not previously acquired under the applicable Option Agreement.

     The Committee may, in its sole discretion, prescribe shorter or longer time periods and additional requirements with respect to exercise of an Option.

     In no event shall any Option be exercisable after the expiration of ten years from the date upon which the Option was granted. No Incentive Stock Option granted before January 1, 1987, may be exercised by an optionee while there are outstanding (within the meaning of Section 422(c)(7) of the 1954 Code) any Incentive Stock Options previously granted to that optionee by the Corporation; Incentive Stock Options granted after December 31, 1986, may be exercised in any sequence.

     Notwithstanding the foregoing, upon a Change of Control of the Corporation as defined in Section VII, the Optionee may purchase all Option Stock not previously acquired by the Optionee under the applicable Option Agreement.

          (e) Termination of Employment. Upon the termination of an Optionee's employment (for any reason other than retirement, disability, death or termination for deliberate, willful or gross misconduct), option privileges shall be limited to the shares which were immediately purchasable at the date of such termination and such option privileges shall expire unless exercised within three months after the date of such termination. If an Optionee's employment is terminated for deliberate, willful or gross misconduct, as determined by the Committee, all rights under the Option shall expire upon receipt of the notice of such termination.

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          (f)  Retirement, Preretirement Disability or Preretirement Death of an
Optionee. In the event of an optionee's retirement, preretirement disability (within the meaning of Section 105(d)(4) of the Code) or preretirement death, option privileges shall apply to all options granted prior to such event without regard to whether such options were otherwise exercisable under Section V(d). Option privileges shall expire unless exercised (by legal representatives or beneficiaries in the event of death) within one year after an optionee's death or termination of employment due to disability or within three months after termination of employment due to retirement.

          (g) Stock Appreciation Rights. The Committee, in its discretion, may grant to any eligible employee an SAR in tandem with an Option, provided that the SAR shall be in lieu of any simultaneous or subsequent exercise of such Option. An SAR shall entitle the Optionee to receive from the Corporation a cash payment equal to the difference between (i) the Fair Market Value of the Common Stock with respect to which the Option and SAR are granted and unexercised and (ii) the aggregate option price of such shares. Any election by an Optionee who is subject to the short-swing profit rules of Section 16 of the Exchange Act to exercise all or a portion of an SAR for cash shall be made during the period beginning on the third business day and ending on the twelfth business day following the date of public release of the Corporation's quarterly summary of sales and earnings. The grant of SARs under the Plan shall otherwise be subject to all of the terms and conditions applicable to the grant of Options under the Plan.

VI.  STOCK GRANTS

          (a) Terms and Conditions. The Committee, in its discretion, may award a Stock Grant to any eligible employee. Each Stock Grant confers upon the recipient thereof either (i) the unconditional right to receive a specified number of shares of Common Stock at one time or over a specified period ("Restricted Stock"); or, (ii) in the discretion of the Committee, the contingent right, upon the achievement of specified performance objectives within a specified period, to receive a specified number of shares of Common Stock ("Performance Stock"). The period for a Restricted Stock Grant or the performance objectives and the period of duration of any Performance Stock Grant, and any other terms and conditions applicable to the Stock Grant, shall be set forth in a Stock Grant Agreement at the time the Stock Grant is made.

          (b) Restricted Stock. Shares of Common Stock awarded under a Restricted Stock Grant, and the right to vote and to receive dividends on such shares, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise incumbered except as herein provided during the restriction period applicable to such shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the recipient of a Restricted Stock Grant shall have all the other rights of a shareholder with respect to shares of Restricted Stock, including but not limited to, the right to receive dividends and the right to vote such shares. Each certificate issued in respect of shares issued pursuant to a Restricted Stock Grant shall be deposited with the Corporation or its designee, and shall bear the following legend:



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          This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the Peoples First Corporation 1986 Stock Option Plan and an agreement entered into between the registered owner and Peoples First Corporation. Such terms and conditions shall be released only in accordance with the provisions of the Plan and the agreement, which are on file with the Secretary of Peoples First Corporation.

     Upon the lapse the restrictions set forth in Restricted Stock Agreement, the Corporation shall promptly deliver to the recipient stock certificates representing shares of Common Stock formerly subject to the Restricted Stock Grant without the legend set forth above.

          (c)  Performance Stock.

               (i) Performance Targets. The Committee shall establish maximum and minimum performance targets to be achieved with respect to each Performance Stock Grant during the performance period, which target shall be set forth in the Performance Stock Agreement. The Recipient shall be entitled to delivery of all Performance Stock if the maximum targets are achieved during the performance cycle, but shall be entitled to delivery of a portion of the Performance Stock according to the level of achievement of performance targets, as specified by the Committee, for performance during the performance period that meets or exceeds the minimum target but fails to meet the maximum target. The performance targets established shall relate to performance of the Corporation, or any subsidiary thereof, and may be established in terms of growth and gross revenue, earnings per share, ratio of earnings to stockholders' equity or to total assets, or such other performance targets as may be determined by the Committee in its discretion. Multiple targets may be used and may have the same or different weight, and they may relate to absolute performance, or relative performance as measured against other time periods or corporations or banks. At any time before delivery of Performance Stock, the Committee may adjust previously established performance targets and other terms and conditions, including the Corporation's or other corporations' financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures, or extraordinary, unusual or nonrecurring items or events.

               (ii) Delivery. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained for such period as well as the extent to which the other terms and conditions established by the Committee have been met. The Committee shall determine what, if any, shares are due on a Performance Stock Grant.

          (d) Termination of Employment. If the recipient of a Restricted Stock Grant ceases to be an employee of the Corporation or its subsidiaries for any reason before the lapse of restrictions applicable to any Restricted Stock, all Restricted Stock as to which there still remain unlapsed restrictions shall be forfeited by the recipient without payment of any consideration by Corporation, and the recipient shall not thereafter have any further rights or


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interest in such shares.  If a recipient of a Performance Stock Grant ceases to be an employee of the Corporation or its subsidiaries before the end of the applicable performance period by reason of death, disability, retirement (including early retirement with the consent of the Corporation) or involuntary separation without cause, the recipient's Performance Stock, to the extent earned under applicable performance targets shall be deliverable or payable at the end of the performance period in proportion to the active service of the recipient during the performance period, as determined by the Committee. Upon any other termination of employment, all outstanding Performance Stock Awards held by the recipient shall be cancelled unless the Committee determines otherwise.

VII. ACCELERATION OF EXERCISABILITY ON CHANGE OF CONTROL

     Upon a Change of Control of the Corporation: (i) Options and SARs theretofore granted and not previously exercisable shall become fully exercisable to the same extent and in the same manner as if they had become exercisable by passage of time in accordance with the provisions of the Plan relating to periods of exercisability and to termination of employment; (ii) each Stock Grant still subject to forfeiture in accordance with the provisions of the Stock Grant Agreement under which it was originally issued shall no longer be forfeitable; and (iii) each Performance Stock Grant subject to satisfaction of performance criteria shall become issuable to the same extent and in the same manner as if the performance criteria had satisfied the maximum performance targets set forth in the Stock Grant Agreement.

     For purposes of the Plan, a "Change of Control" of the Corporation shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A under the Exchange Act; provided that, without limitation, such a change of control shall be deemed to have occurred if: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iii) the business of the Corporation for which the optionee's services are principally performed is disposed of by the Corporation pursuant to a partial or complete liquidation of the Corporation, a sale of assets of the Corporation, or otherwise.

     A Change of Control shall also be deemed to occur if (iv) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change of Control of the Corporation; (v) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change of Control of the Corporation; or (vi) the Board adopts a resolution to the effect that a potential Change in Control of the Corporation for purposes of this Plan has occurred.
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VIII.FAIR MARKET VALUE

     "Fair Market Value" shall mean the value of a share of Common Stock on a particular date, deter- mined as follows: (i) if the Common Stock is not listed on such date on any national securities exchange, the last sales price (or, if none on that date, on the most recent date on which there was a last sales price quotation), as reported by the National Association of Securities Dealers Automated Quotation System, the National Quotation Bureau, Incorporated, or other similar service selected by the Committee; (ii) if the common stock is neither listed on such date on a national securities exchange nor traded in the over-the-counter market, the fair market value of a share on such date as determined in good faith by the Committee; or (iii) if the Common Stock is listed on such date on one or more national securities exchanges, the last reported sale price of a share on such date as recorded on the composite tape system or, if such system does not cover the Common Stock, the last reported sale price of a share on such date on the principal national securities exchange on which the Common Stock is listed or, if no sale of Common Stock took place on such date, the last reported sale price of a share on the most recent day on which a sale of a share took place as recorded by such system or on such exchange, as the case may be.

IX.  ADJUSTMENT IN THE EVENT OF RECAPITALIZATION OF THE CORPORATION

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of the Corporation, the Committee shall make such adjustments, if any, subject to approval by the Board, as are appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by Options, SARs or Stock Grants and in the option price or any performance criteria related to Common Stock.

X.   NONTRANSFERABILITY OF AWARDS

     Awards granted under the Plan (other than Stock Grants no longer subject to risk of forfeiture) may not be transferred except by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" (as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder) and, during the lifetime of the employee to whom granted, may be exercised only by such employee or the employee's guardian or legal representative.


XI.  TAX WITHHOLDING

     Any Optionee of a Nonqualified Stock Option or recipient of a Stock Grant shall make arrangements satisfactory to the Committee to pay to the Corporation, either (i) at the time of exercise of the Option or receipt of the Stock Grant, or (ii), if the Optionee or Stock Grant recipient does not make the Section 83 election although subject to a risk of forfeiture with respect to stock received at exercise of an option or at receipt of a Stock Grant, no later than the date as of which the difference between the Fair Market Value of the Common Stock


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subject to an Option and the option price, or the Fair Market Value of the
Common Stock subject to a Stock Grant, first becomes includable in the gross income of the Optionee for income tax purposes, any federal, state or local taxes required to be withheld with respect to such shares.

XII. AMENDMENTS AND DISCONTINUANCE

     The Board may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan without shareholder approval to the extent permitted or required by federal income tax or other applicable statutes or regulations; provided, however, that the Board may not revoke or alter, in a manner unfavorable to then existing optionees.

XIII.EFFECTIVE DATE AND TERM OF THE PLAN

     The Plan became effective upon approval of the Plan by the Corporation's shareholders on August 19, 1986 (the "Effective Date"), and it has been amended and restated as of March 2, 1987 and February 16, 1994. No option shall be granted pursuant to this Plan later than February 16, 2004, but Options theretofore granted may extend beyond that date in accordance with their terms and the provisions of the Plan.



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